Exhibit 3.3 (b)

FIRST AMENDMENT TO THE
SECOND AMENDED AND RESTATED BY LAWS

OF

NOVOSTE CORPORATION

ARTICLE I

ARTICLES OF INCORPORATION AND PROVISIONS OF LAW

These By-Laws, the powers of the Corporation and of its directors and shareholders and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are provided by law or set forth in the Amended and Restated Articles of Incorporation (“Articles of Incorporation”). All references herein to the Articles of Incorporation shall be construed to mean the Articles of Incorporation of the Corporation as from time to time amended.

ARTICLE II

OFFICES

SECTION 2.01.       Principle Office. The principle office of the Corporation shall be located in the City of Norcross in the State of Georgia or such other place within or without the State of Georgia as may be determined by the Board of Directors from time to time.

SECTION 2.02.       Other Offices. The Corporation may also have an office or offices at such other place or places either within or without the State of Florida as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE III

MEETINGS OF SHAREHOLDERS

SECTION 3.01.       Place of Meetings. All meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place, within or without the State of Florida, as shall be fixed by the Board of Directors and specified in the respective notices or waivers of notice of said meetings.

SECTION 3.02.       Annual Meetings. The annual meeting of the shareholders (the “Annual Meeting”) for the election of directors and for the transaction of such other business as may come before the meeting shall be held at 10:00 o’clock in the forenoon, local time, on the first Wednesday in May of each year, if not a legal holiday, and, if a legal holiday, then on the next succeeding business day not a legal holiday. If the Annual Meeting is not held on the day herein provided therefor, the Board of Directors in its discretion may fix another date thereafter for the holding of such Annual Meeting. The purposes for which an Annual Meeting is to be held, in addition to those prescribed by law or these By-Laws, may be specified by a majority of the Board of Directors, the Chairman, the President or a shareholder or shareholders holding of record at least ten percent (10%) in voting power of the outstanding shares of the Corporation entitled to vote at such meeting.

SECTION 3.03.       Special Meetings.

a.         A special meeting of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the President, the Chairman, by order of the Board of Directors or by a shareholder or shareholders holding of record at least ten percent (10%) in voting power of the outstanding shares of the Corporation entitled to vote at such meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of meeting thereof.

b.        Any shareholder(s) wishing to call a special meeting pursuant to subparagraph (a) of this Section 3.03 shall provide notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation. Such shareholder’s notice shall set forth: (1) a brief description of the business that the shareholder proposes to bring before the special meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the special meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (2) if the matters to be considered at the special meeting include the election of directors, such shareholder notice shall set forth as to each person whom the shareholder proposes to nominate for election as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (3) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and (C) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such special meeting and intends to appear in person or by proxy at the special meeting to propose such business or nomination; and (4) a request that the Board of Directors fix a record date and a meeting date for such special meeting.

Upon receipt of such notice, the Secretary of the Corporation shall make a determination as to whether such notice is in accordance with the informational requirements of this subsection (b). If the Secretary determines that the notice is not in accordance with the informational requirements of this subsection (b), the Secretary shall notify the shareholder(s) in writing of such determination and the reasons therefore. If the Secretary determines that the notice is in accordance with the informational requirements of this subsection (b), the Secretary shall notify the Board of Directors of such determination. Upon notice by the Secretary that such notice has been received and is in accordance with the informational requirements of this subsection (b), the Board of Directors shall meet (or take action by written consent) within 10 days therefrom to fix (x) a record date in order that the Corporation may determine the shareholders entitled to notice of and to vote at the special meeting and (y) a meeting date and location for such special meeting. Such record date shall not precede the date upon which such Board of Directors’ meeting occurs or written consent is executed and shall not be more than ten (10) days after the date upon which such Board of Director’s meeting occurs or written consent is executed. Such meeting date shall be no earlier than [45] days and no later than [70] days after the record date.

SECTION 3.04.       Notice of Meetings. Notice of each meeting of the shareholders shall be given to each shareholder of record entitled to vote at such meeting at least ten (10) days but not more than seventy (70) days before the day on which meeting is to be held. Such notice shall be given by delivering a written or printed notice thereof personally or by mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at the post office address of such shareholder as it appears upon the stock record books of the Corporation, or at such other address as such shareholder shall have provided to the Corporation for such purpose. No publication of any notice of a meeting of shareholders shall be required. Every such notice shall state the time and place of the meeting, and, in case of a special meeting, shall state the purpose or purposes thereof. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy or who shall waive notice thereof in the manner hereinafter provided. Notice of any adjourned meeting of the shareholders shall not be required to be given.

SECTION 3.05.       Quorum. At each meeting of the shareholders, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the shares so represented at such meeting, or, in the absence of all the shareholders entitled to vote, any officer entitled to preside or to act as a secretary at such meeting, may adjourn the meeting from time to time without further notice. At any such adjourned meeting at which a quorum shall be presented or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The absence from any meeting of shareholders holding a sufficient number of shares required for action on any given matter shall not prevent action at such meeting upon any other matter or matters which properly come before the meeting, if shareholders holding a sufficient number of shares required for action on such other matter or matters shall be present. The shareholders present or presented at any duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 3.06.       Voting. Each shareholder of the Corporation shall, whether the voting is by one or more classes voting separately or by two or more classes voting as one class, be entitled to one vote in person or by proxy for each share of the Corporation registered in the name of the shareholder on the books of the Corporation. The Corporation shall not vote directly or indirectly any shares held in its own name. Any vote of shares may be give by the shareholder entitled to vote such shares in person or by proxy appointed by an instrument in writing. At all meetings of the shareholders at which a quorum is present, all matters (except where other provision is made by law or by these By-Laws) shall be decided by the affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote thereat.

SECTION 3.07.       Notice of Shareholder Business and Nominations.

a.         Annual Meetings of Shareholders.

(1)       Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who was a shareholder of record of the Corporation at the time the notice provided for in this Section 3.07 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3.07.

(2)       For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(1) of this Section 3.07, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than nominations of persons for election to the Board of Directors must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that no annual meeting was held in the prior year or the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the shareholder must be so delivered not later than the tenth day following the earlier of (A) the day on which public announcement of the date of such meeting is first made by the Corporation or (B) the date notice of the meeting was mailed to shareholders). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election as a director (i)

all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting, any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made and all information relating to such business that is required to be disclosed in solicitations of proxies for such business, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 3.07 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and a public announcement by the Corporation at an annual meeting is increased and a public announcement by the Corporation naming the nominees for the additional directorships is not made at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, then a shareholder’s notice required by this Section 3.07 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary in writing at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

ARTICLE IV

BOARD OF DIRECTORS

SECTION 4.01.       General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors, and the Board shall have, an may exercise, all of the powers of the Corporation, except such as are conferred by these By-Laws upon the shareholders.

SECTION 4.02.       Number, Classes, Vacancies and Terms of Office.

a.         The number of directors of the Corporation constituting the entire Board of Directors shall be not less than six or more than twelve. The Board of Directors shall determine from time to time the number of directors who shall constitute the entire Board of Directors. Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office. No director need be a shareholder.

b.        The Board of Directors shall be divided into three classes, Class I, Class II and Class III, the number of and class for each director to be determined by the Board of Directors (with the number of directors in each class being as nearly equal as possible). No class shall include less than two nor more than four directors. Any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy on the Board may be filled by the affirmative vote of a majority of the remaining directors then in office whether or not a quorum is present, or by the affirmative vote of the holders of a majority of the shares of capital stock present in person or represented by proxy at a duly convened meeting of shareholders (excluding for purposes of calculating the number of votes cast, broker non-votes and abstentions). Any increase or decrease in the number of directors shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

         Directors elected to fill a newly created directorship or other vacancies shall be classified and hold office as provided by statute.

c.         The terms of office of the respective classes of directors initially classified shall be as follows: (1) Class I shall expire at the Annual Meeting of Shareholders to be held in 1997; (2) Class II shall expire at the Annual Meeting of shareholders to be held in 1998; and (3) Class III shall expire at the Annual Meeting of shareholders to be held in 1999. At each Annual Meeting of shareholders after the aforementioned initial classification, the successors to directors whose terms shall then expire shall be elected to serve from the time of election and qualification until the third Annual Meeting following election and until a successor shall have been duly elected and shall have qualified.

SECTION 4.03.       Election of Directors. Subject to any provisions in the Articles of Incorporation providing for cumulative voting, at each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be the directors, and each shareholder entitled to vote at such election shall have a right to vote, in person or represented by proxy, for as many nominees as the number of directors in such class as determined by the Board of Directors and to cast for each such nominee as many votes as the number of shares which such shareholder is entitled to vote, without the right to cumulate such votes.

SECTION 4.04.       Quorum and Manner of Acting. A majority of the total of the number of directors at the time in office shall constitute a quorum for the transaction of business at any meeting, and except as otherwise provided by these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time without further notice until a quorum be had. The directors shall act only as a Board, and the individual directors shall have no power as such.

SECTION 4.05.       Place of Meetings. The Board of Directors may hold its meetings at any place within or without the State of Florida as it may from time to time determine or shall be specified or fixed in the respective notices or waivers or notice thereof.

SECTION 4.06.       Annual Meetings. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual election of directors on the same day and at the same place at which such election of directors was held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

SECTION 4.07.       Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by vote determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

SECTION 4.08.       Special Meetings; Notice.Special meetings of the Board of Directors shall be held whenever called by the President or Chairman or by not less than twenty-five percent (25%) of the member of the Board of Directors. Notice of each such meeting shall be given by, or at the order of, the Secretary or the person calling the meeting to each director by mailing the same addressed to the director’s residence or usual place of business, or personally by delivery or by telegraph, cable or telephone, at least two (2) days before the day on which the meeting is to be held. Every such notice shall state the time and place of the meting but need not state the purpose thereof except as otherwise in these By-Laws expressly provided.

SECTION 4.09.       Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 4.10.       Telephone Meetings. Meetings of the Board of Directors, regular or special, may be held by means of a telephone conference circuit and connection to such circuit shall constitute presence at such meeting.

SECTION 4.11.       Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the issued and outstanding shares entitled to vote for the election of directors of the Corporation given at a special meeting of the shareholders called and held for the purpose.

SECTION 4.12.       Resignation. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.13.       Limitation of Director Liability.

a.         No director shall be personally liable for monetary damages to the Corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director’s breach of, or failure to perform, those duties constitutes i) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, iii) a circumstances under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act are applicable, iv) in a proceeding by or in the right of the Corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the Corporation, or willful misconduct, or v) in a proceeding by or in the right of someone other than the Corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

b.        For purposes of this Section 4.13, the term “recklessness” means the action, or omission to act, in conscious disregard of a risk: (c) known, or so obvious that it should have been known, to the director; and (d) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

ARTICLE V

COMMITTEES

SECTION 5.01.       Appointment. A majority of the full Board of Directors by resolution may designate two or more of its members to constitute an Executive Committee and one or more other committees to serve at the pleasure of the Board of Directors. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

SECTION 5.02.       Authority. A committee shall have and may exercise all of the authority of the Board of Directors except to (a) the extent, if any, that such authority shall be limited by the resolution of the Board of Directors constituting such committee, (b) approve or recommend to shareholders actions or proposals required by the Florida Business Corporation Act to be approved by shareholders, (c) fill vacancies on the Board of Directors or any committee thereof, (d) adopt, amend or repeal these By-Laws, (e) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or (f) authorize or approve the issuance or sale or contract for the sale of shares or determine the designation and relative rights, preferences, and limitations of a voting group of shareholders except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

SECTION 5.03.       Tenure and Qualifications. Each member of a committee shall hold office until the next regular annual meeting of the Board of Directors following designation and until a successor is designated as a member of such committee and is elected and qualified or until the death or resignation or removal of such member in the manner herein provided.

SECTION 5.04.       Meetings. Regular meetings of a committee may be held without notice at such times and places as such committee may fix from time to time by resolution. Special meetings of a committee may be called by any member thereof upon not less than two (2) days’ notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of such committee at such member’s business address. Any member of a committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting. A majority of the full Board of Directors by resolution may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

SECTION 5.05.       Telephone Meetings. Meetings of a committee may be held by means of a telephone conference circuit and connection to such circuit shall constitute attendance at such meeting.

SECTION 5.06.       Quorum. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of a committee shall be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

SECTION 5.07.       Vacancies. Any vacancy in a committee may be filled by a resolution adopted by a majority of the full Board of Directors.

SECTION 5.08.       Resignations and Removal. Any member of a committee may be removed at any time with or without cause by the affirmative vote of a majority of the directors present at any meeting at which a quorum is present. Any member of a committee may resign from a committee at any time by giving written notice to the Board of Directors or to the Chairman of the Board or to the Secretary of the Corporation. The resignation of any member of a committee shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.09.       Procedure. A committee may elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these By-Laws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

ARTICLE VI

WAIVER OF NOTICE; WRITTEN CONSENT

SECTION 6.01.       Waiver of Notice. Notice of the time, place and purpose of any meeting of the shareholders, Board of Directors or a committee may be waived in writing by any shareholder or director either before or after such meeting. Attendance in person, or in case of a meeting of the shareholders, by proxy, at a meeting of the shareholders, Board of Directors or a committee shall be deemed to constitute a waiver of notice thereof.

SECTION 6.02.       Written Consent of Directors. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or a committee may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before or after such action by all of the directors, or all of the members of such committee, as the case may be. Such written consent shall be filed with the records of the Corporation.

ARTICLES VII

OFFICERS

SECTION 7.01.       Number. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and such other officers as the Board of Directors may from time to time appoint, including additional Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. One person may hold the offices and perform the duties of any two or more said officers.

SECTION 7.02.       Election, Qualification and Term of Office. Each officer shall be elected annually by the Board of Directors, or from time to time to fill any vacancy, and shall hold office until a successor shall have been duly elected and qualified, or until the death, resignation or removal of such officer in the manner hereinafter provided.

SECTION 7.03.       Removal. Any officer may be removed by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose, whenever in the judgment of the Board of Directors the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the officer so removed. Election or appointment of an officer or agent shall not of itself create contract status.

SECTION 7.04.       Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman, the President or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

SECTION 7.05.       Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

SECTION 7.06.       Chairman of the Board. The Chairman of the Board shall be a director and shall preside at all meetings of the Board of Directors and shareholders. Subject to determination by the Board of Directors, the Chairman shall have general executive powers and such specific powers and duties as from time to time may be conferred or assigned by the Board of Directors.

SECTION 7.07.       The President. The President shall be the chief executive officer of the Corporation and shall have general direction of the affairs of the Corporation. In addition, the President shall perform such other duties and have such other responsibilities as the Board of Directors may from time to time determine. In the absence of the Chairman of the Board, the President shall preside at all meetings of the shareholders.

SECTION 7.08.       The Vice Presidents. The Vice Presidents in the order determined by the Board of Directors, shall in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 7.09.       The Vice President/Finance. The Vice President/Finance shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these By-Laws; disburse the funds of the Corporation under the general control of the Board of Directors, based upon proper vouchers for such disbursements; receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever, render a statement of the condition of the finances of the Corporation at all regular meetings of the Board of Directors, and a full financial report at the Annual Meeting of shareholders, if called upon to do so; and render such further statements to the Board of Directors, the Chairman and the President as they may respectively require concerning all transactions as Vice President/Finance or the financial condition of the Corporation. The Vice President/Finance shall also have charge of the books and records of account of the Corporation, which shall be kept at such office or offices of the Corporation as the Board of Directors shall from time to time designate; be responsible for the keeping of correct and adequate records of the assets, liabilities, business and transactions of the Corporation; at all reasonable times exhibit the books and records of account to any of the directors of the Corporation upon application at the office of the Corporation where such books and records are kept; be responsible for the preparation and filing of all reports and returns relating to or based upon the books and records of the Corporation kept under the direction of the Vice President/Finance; and, in general, perform all the duties incident to the office of Vice President/Finance and such other duties as from time to time may be assigned by the Board of Director, the Chairman, or the President.

SECTION 7.10.       The Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose all the proceedings of the meetings of the Corporation, including the shareholders, the Board of Directors and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of the records (other than financial) and of the seal of the Corporation; and in general, shall perform all duties incident as may, from time to time, be assigned by the Board of Directors, the Chairman or the President.

SECTION 7.11.        The Assistant Secretaries. At the request, or in the absence or disability of the Secretary, the Assistant Secretary designated by the Secretary or the Board of Directors shall perform all the duties of the Secretary and, when so acting, shall have all the powers of the Secretary. The Assistant Secretaries shall perform such other duties as may, from time to time, be assigned by the Board of Directors, the Chairman, the President or the Secretary.

SECTION 7.12.       The Treasurer and Assistant Treasurers. At the request, or in the absence or disability of the Vice President/Finance, the Treasurer designated by the Vice President/Finance or the Board of Directors shall perform all the duties of the Vice President/Finance, and when so acting, shall have all the powers of the Vice President/Finance. The Assistant Treasurers shall perform such other duties as may, from time to time, be assigned by the Board of Directors, the Chairman, the President or the Vice President/Finance.

SECTION 7.13.       General Powers. Each officer shall, subject to these By-Laws, have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to the respective office, and such duties and powers as the Board of Directors shall from time to time designate.

SECTION 7.14.       Bonding. Any officer, employee, agent or factor shall give such bond with such surety or sureties for the faithful performance of his or her durites as the Board of Directors may, from time to time, require.

ARTICLE VIII

INDEMNIFICATION

a.         Each person (including here and hereinafter, the heirs, executors, administrators, or estate of such person) (a) who is or was a director or officer of the Corporation, (b) who is or was an agent or employee of the Corporation other than an officer and as to whom the Corporation has agreed to grant such indemnity, or (c) who is or was serving at the request of the Corporation as its representative in the position of a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise and as to whom the Corporation has agreed to grant such indemnity, shall be indemnified by the Corporation as of right to the fullest extent permitted or authorized by current or future legislation or by current or future judicial or administrative decision (but, in the case of any such future legislation or decision, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to such legislation or decision), against any fine, liability, cost or expense, including attorneys’ fees, asserted against him or incurred by him in his capacity as such director, officer, agent, employee, or representative, or arising out of his status as such director, which indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and any such person against any such fine, liability, cost or expense, whether or not the Corporation would have the legal power to directly indemnify him against such liability.

b.        Costs, charges and expenses (including attorneys’ fees) incurred by a person referred to in a. of this Article VIII in defending a civil or criminal suit, action or proceeding shall be paid by the Corporation in advance of the final disposition thereof upon receipt, in the case of an officer or director, of an undertaking to repay all amounts so advanced in the event it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by this Article VIII, and upon satisfaction of such other conditions as are required by current or future legislation (but, with respect to future legislation, only to the extent that it provides conditions less burdensome than those previously provided). Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors may deem appropriate.

c.         If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person described in a. of this Article VIII to the fullest extent permitted by any applicable portion and to the fullest extent permitted by law.

ARTICLE IX

EXECUTION OF DOCUMENTS

SECTION 9.01.       Contract, etc., How Executed. Unless the Board of Directors shall otherwise determine, the (i) Chairman of the Board, President, or any Vice President, and (ii) any other officer of the Corporation, acting jointly, may enter into any contract or execute any contract or other instrument, the execution of which is not otherwise specifically provided for, in the name and on behalf of the Corporation. The Board of Directors, except as in these By-Laws otherwise provided, may authorize any other or additional officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless authorized so to do by these By-Laws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

SECTION 9.02.       Checks, Drafts, etc. All checks, drafts, bill of exchange or other orders for the payment of money, obligations, notes, or other evidences of indebtedness, bill of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors.

ARTICLE X

BOOKS AND RECORDS

SECTION 10.01.     Place. The books and records of the Corporation, including the stock record books, shall be kept at such places within or without the State of Florida, as may from time to time be determined by the Board of Directors.

SECTION 10.02.     Addresses of Shareholders. Each shareholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed, and if any shareholder shall fail to designate such address, corporate notices may be served by mail directed to the shareholder’s last known post office address, or by transmitting a notice thereof to such address by telegraph, cable, or telephone.

ARTICLE XI

SHARES AND THEIR TRANSFER

SECTION 11.01.     Certificates for Shares. Every owner of shares of the Corporation shall be entitled to have a certificate certifying the number of shares owned by such owner in the Corporation and designating the class of shares to which such shares belong, which shall otherwise be in such form, in conformity to law, as the Board of Directors shall prescribe. Each such certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation.

SECTION 11.02.     Record. A record shall be kept of the name of the person, firm or corporation owning the shares of the Corporation issues, the number of shares represented by each certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 11.03.     Transfer of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a properly executed stock power.

SECTION 11.04.     Closing of Transfer Books; Record Dates. Insofar as permitted by law, the Board of Directors may direct that the stock transfer books of the Corporation be closed for a period not exceeding seventy (70) days preceding the date of any meeting of shareholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares of the Corporation shall go into effect, or for a period not exceeding seventy (70) days in connection with obtaining the consent of shareholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may, insofar as permitted by law, fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of shareholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares of the Corporation shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of shares of the Corporation, or to give such consent, and in each such case shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as aforesaid.

SECTION 11.05.     Lost, Destroyed or Mutilated Certificates. In case of the alleged loss or destruction or the mutilation of a certificate representing shares of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.

ARTICLE XII

SEAL

The Board of Directors may provide for a corporate seal which shall be in the form of a circle and shall bear the name of the Corporation and the state and year of incorporation.

ARTICLE XIII

FISCAL YEAR

Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall be the year or other fiscal period ending on the last day of December of each year.

ARTICLE XIV

AMENDMENTS

All By-Laws of the Corporation shall be subject to alteration or repeal, and new By-Laws may be adopted either by the vote of a majority of the outstanding shares of the Corporation entitled to vote in respect thereof, or by the vote of the Board of Directors, provided that in each case notice of the proposed alteration or repeal or of the proposed new By-Laws be included in the notice of the meeting at which such alteration, repeal or adoption is acted upon, and provided further that any such action by the Board of Directors may be changed by the shareholders, except that no such change shall affect the validity of any actions theretofore taken pursuant to the By-Laws as altered, repealed or adopted by the Board of Directors.